UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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CUTTER & BUCK INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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701 North 34th Street, Suite 400
Seattle, WA 98103

September [       ], 2005

Dear Shareholder:

The board of directors and management of Cutter & Buck Inc. invite you to attend the 2005 annual meeting of shareholders. Our meeting will be held on Wednesday, October 19, 2005 at [                ], at our corporate headquarters located at 701 North 34th Street, Conference Center, First Floor, Seattle, Washington.

Please read these materials so that you’ll know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you can’t attend the meeting. Instructions on how to vote your shares by telephone or via the internet are on the proxy card enclosed with this proxy statement. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

Sincerely,
John T. Wyatt
Chief Executive Officer and President

Whether or not you plan to attend the meeting, please provide your proxy by either calling the toll-free telephone number, using the internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, October 19, 2005 at [              ]

To the Shareholders of Cutter & Buck Inc.:

The annual meeting of shareholders of Cutter & Buck Inc. will be held at our corporate headquarters located at 701 North 34th Street, Conference Center, First Floor, Seattle, Washington, on Wednesday, October 19, 2005 at [                ]. The meeting will be held for the following purposes:

1.                The election of two Class II directors for a term of three years, to serve until the 2008 annual meeting of shareholders and until their respective successors are elected and have qualified;

2.                The approval of amendments to the Cutter & Buck Inc. Articles of Incorporation to phase out the Company’s present three-year staggered terms of our directors and to eliminate the super-majority voting provision in connection with the phase-out of the staggered term.

3.                The approval of amendments to the Cutter & Buck Inc. 1997 Stock Incentive Plan, 1995 Employee Stock Option Plan, the 2000 Transition Stock Incentive Plan for Officers, the 2000 Transition Stock Incentive Plan for Non-officers, and the individual option agreements for Ernest R. Johnson and William B. Swint (the “Plans”);

4.                The approval of Ernst & Young LLP as Cutter & Buck’s independent auditors for fiscal 2006; and

5.                To transact any other business which may properly come before the meeting or any adjournment thereof.

The Secretary of the Company received notice from Pirate Capital LLC on August 17, 2005 of their intent to appear in person or by proxy at the annual meeting of shareholders to nominate David A. Lorber and Carlton B. Klein for election to the Board of Directors and to set forth four corporate governance proposals.

The record date for the annual meeting is August 24, 2005. Only shareholders of record at the opening of business on that date can vote at the meeting.

By Order of the Board of Directors,
Ernest R. Johnson
Secretary

Cutter & Buck Inc.
701 North 34th Street, Suite 400
Seattle, Washington 98103
September [       ], 2005

IMPORTANT: Please call the toll-free telephone number, or use the internet as described on the enclosed proxy; or fill in, date, sign and return the enclosed proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your proxy.

CUTTER & BUCK INC.
PROXY STATEMENT

The board of directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Wednesday, October 19, 2005 at [               ] at our corporate headquarters located at 701 North 34th Street, Conference Center, First Floor, Seattle, Washington. This proxy statement and the enclosed proxy form are being mailed to shareholders beginning September [     ], 2005.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon matters outlined in the notice of meeting, including the approval of amendments to our articles, election of two directors, the approval of amendments to the Plans, and the ratification of the selection of our independent auditors. Also, management will report on our recent performance and respond to questions from shareholders. In addition, we have received notice from Pirate Capital LLC on August 17, 2005 of their intent to appear in person or by proxy at the annual meeting to nominate David A. Lorber and Carlton B. Klein for election to the Board of Directors and to set forth four corporate governance proposals.

Who is entitled to vote at the meeting?

Shareholders of record of common stock at the opening of business on August 24, 2005 may vote at the meeting.

On August 24, 2005, [                             ] shares of common stock were outstanding and eligible to vote.

Shareholders are entitled to one vote for each share of common stock held. In the election of directors, cumulative voting is not permitted.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Mellon Investor Services LLC, our transfer agent, you are considered the shareholder of record of those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

•       by mailing in the enclosed proxy card;

•       over the telephone by calling a toll-free number; or

•       electronically, using the internet.

The telephone and internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using your proxy form and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a legal proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, you may vote for the nominees or your vote may be withheld with respect to the nominees. The proposal related to the election of directors is described in this proxy statement beginning at page 6.

For the proposals related to the approval of amendments to our articles, approval of amendments to the Plans and approval of our independent auditors for fiscal 2006, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. These proposals are described in this proxy statement beginning at page 14.

What are the recommendations of the board of directors?

The board of directors recommends a vote FOR the nominees for director (Proposal 1), FOR approval of amendments to the articles (Proposal 2), FOR approval of amendments to the Plans (Proposal 3) and FOR ratifying the selection of Ernst & Young LLP as our independent auditors for fiscal 2006 (Proposal 4).

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card (or when giving your proxy by telephone or over the internet) how you want to vote your shares, we will vote them FOR the nominees for director (Proposal 1), FOR approval of amendments to the articles (Proposal 2), FOR approval of amendments to the Plans (Proposal 3) and FOR ratifying the selection of Ernst & Young LLP as our independent auditors for fiscal 2006 (Proposal 4).

Can I change my vote?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•       by submitting written notice of revocation to our Secretary, Ernest R. Johnson;

•       by submitting another proxy by telephone, via the internet, or by mail with a later date and, if by mail, that is properly signed; or

•       by voting in person at the meeting.

What vote is required for a proposal to be approved?

Under Washington law and our restated articles of incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the two nominees elected will be the two individuals receiving the greatest numbers of votes cast by the shares present in person or represented by proxy and entitled to vote without the benefit of cumulative voting. Any action other than a vote for the nominee will have the effect of voting against the nominee. The amendments to the articles and the amendments to the Plans will be approved and the approval of independent auditors will be ratified if the votes cast in favor of each proposal exceed the votes cast against it. Abstention from voting or broker nonvotes will have no effect since such actions do not represent votes cast.

Who will pay the costs of soliciting votes for the annual meeting of shareholders?

We will bear the entire cost of this proxy solicitation, including preparation, proxy solicitation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional materials furnished to shareholders. In addition, we have retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to aid in the solicitation of proxies. We estimate that the fees to be paid to Georgeson Shareholder Communications Inc. for this service will be approximately $40,000, plus the reimbursement of reasonable out-of-pocket expenses.

Are there any other matters to be acted upon at the meeting?

Other than as described in the Notice of Annual Meeting of Shareholders, we have not received any shareholder proposals. Under our bylaws, no other business besides that stated in the meeting notice may be transacted at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 12, 2005, information with respect to the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) the executive officers who are listed in the compensation tables beginning on page 33 (the “Named Executive Officers”), and (iv) all our directors and officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

Name and Address	Shares Beneficially Owned	Percentage of Class
Pirate Capital LLC(1)	1,430,340	12.5%
Wells Capital Management, Inc.(2)	1,308,375	11.4%
Royce & Associates LLC(3)	1,291,241	11.3%
T. Rowe Price Associates, Inc.(4)	1,063,500	9.3%
Dimensional Fund Advisors Inc.(5)	758,475	6.6%
Frances M. and Gerald R. Conley	203,126	1.8%
Whitney R. Tilson(6)	159,932	1.4%
Larry C. Mounger(7)	92,740	*
James C. Towne(8)	62,036	*
Henry L. (Skip) Kotkins, Jr.(9)	32,500	*
Douglas G. Southern(10)	27,500	*
Ernest R. Johnson(11)	56,333	*
William B. Swint(12)	30,000	*
John T. Wyatt(13)	20,000	*
Theresa S. Treat(14)	20,000	*
Tom Danowski(15)	6,666	*
Jim C. McGehee	0	*
All directors and executive officers as a group (14 persons)(16)	722,739	6.3%

*                    Less than one percent

(1)          Based on an amended schedule 13D filed, pursuant to the Exchange Act, by Pirate Capital LLC (“Pirate”) and Thomas R. Hudson, Jr. Pirate is a limited liability company, organized under the laws of Delaware, whose principal executive office is 200 Connecticut Avenue, 4th Floor, Norwalk, CT 06854. Mr. Hudson is the sole owner and Managing Member of Pirate and a citizen of the United States. Each of the aforesaid reporting persons is deemed to be the beneficial owner of the shares listed in the table above, which shares are owned of record, in part, by each of Jolly Roger Fund LP, Jolly Roger Offshore Fund Ltd and Mint Master Fund Ltd (the “Holders”). Pirate and Mr. Hudson disclaim that they and /or the Holders are members of a group as defined by Regulation 13D-G.

(2)          Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Wells Capital Management, Inc. has sole voting and dispositive power for all of those shares. The address of Wells Capital Management, Inc. is 525 Market Street, San Francisco, CA 94105.

(3)          Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Royce & Associates, LLC has sole voting and dispositive power for all of those shares. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, Ninth Floor, New York, NY 10019.

(4)          The shares are owned by various institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser, with power to direct investments. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(5)          Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Dimensional Fund Advisors Inc. has sole voting and dispositive power for all of those shares. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6)          Includes 135,091 shares held by the T2 Accredited Fund, LP and 17,341 shares held by the Tilson Offshore Fund, Ltd. Mr. Tilson is the founder and Managing Partner of T2 Partners Management LP, which manages the T2 Accredited Fund, LP and Tilson Offshore Partners, LLC, which manages the Tilson Offshore Fund, Ltd. Includes 7,500 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(7)          Includes 55,404 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(8)          Includes 51,936 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(9)          10,000 shares are held by Skyway Luggage Company (“Skyway”). Mr. Kotkins beneficially owns 100% of Skyway and in such capacity has sole voting and investment power over the shares held by Skyway. Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(10)   Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(11)   Includes 52,333 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(12)   Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(13)   During fiscal 2005, 20,000 shares of restricted stock were awarded to Mr. Wyatt upon commencement of his employment with the Company. These shares vest equally over a three-year period from the date of his employment.

(14)   Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(15)   Represents 6,666 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

(16)   Includes 280,214 shares issuable upon exercise of options exercisable within 60 days of August 12, 2005.

ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)

Two Class II directors will be elected at this year’s annual meeting. Based on the recommendation of the Corporate Governance, Nominating and Succession Committee consisting solely of non-management directors, the board of directors has nominated Douglas G. Southern and John T. Wyatt as Class II directors. The nominees will be elected to a term of three years, to serve until the 2008 annual meeting of shareholders and until their successors are elected and have qualified.

We will vote your shares as you specify on your proxy. If you do not specify how you want your shares voted on your proxy, we will vote them for the election of the nominee. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

The nominees for director are now members of the board of directors. The directors and director nominees have provided the following information about themselves as of August 9, 2005:

Directors and Director Nominees

Henry L. (Skip) Kotkins, Jr.
Age:	56
Director Since:	2002
Principal Occupation:	Chairman & Chief Executive Officer, Skyway Luggage Company
Business Experience:

Mr. Kotkins has over thirty years of experience in the wholesale industry. Since 1980, he has served as Chief Executive Officer and President of Skyway Luggage Company, a private company that produces travel products. He was Vice President of that company from 1974 to 1980, and Director of Planning from 1971 to 1974. He is actively involved with numerous non-profit organizations, including Temple DeHirsch Sinai, Fred Hutchinson Cancer Research Center, Travelgoods Association and the Washington Council on International Trade. Mr. Kotkins is also a Trustee of the Pacific Northwest Association of Independent Schools and the National Association of Independent Schools. He is an advisor to the Industry Trade Advisory Committee (ITAC) to the U.S. Department of Commerce.

Other Directorships:	Director, Skyway Luggage; Director, ABM Industries, Inc. a public building services company; Executive Committee Member of Washington Council on International Trade (Chair 2000-2002).
Larry C. Mounger
Age:	67
Director Since:	1990
Principal Occupation:	Chairman of Sunrise Identity Inc.
Business Experience:

Mr. Mounger has over forty years of experience in the garment industry. Since 1997, he has served as Chairman and Chief Executive Officer of Sunrise Identity Inc., a screen-printing and embroidery company. Between 1993 and 1995 he served as Chief Executive Officer, President and Director of Sun Sportswear, Inc., a public garment screen printer. From 1963 to 1993 he held various positions at Pacific Trail Inc., a private outerwear company, serving as Chairman and Chief Executive Officer from 1981 to 1993.

Other Directorships:	Director, Washington Law Foundation; Director, Bite Footwear, a private footwear company; Member of Advisory Board of the University of Washington School of Business Administration.
Douglas G. Southern
Age:	62
Director Since:	2002
Principal Occupation:	Chairman of the Board
Business Experience:

Mr. Southern has over forty years of experience in business administration and accounting. From 1990 to 1999, he was Senior Vice President & Chief Financial Officer, Immunex Corporation (now Amgen, Inc.). From 1985 to 1990, he was Senior Vice President and Chief Financial Officer for Pay ‘N Pak Stores, Inc. From 1979 to 1985, he served as Audit Partner with Arthur Young & Company (now Ernst & Young). From 1975 to 1979, he was Vice President and Corporate Controller of Coca Cola Bottling Company of Los Angeles. Between 1965 and 1975, Mr. Southern was an auditor with Arthur Young & Company (now Ernst & Young).

Other Directorships:	Audit Committee Chair and Director of Seattle Genetics, Inc., a public biotechnology company that discovers and develops monoclonal antibody-based drugs to treat cancer and related diseases.
Whitney R. Tilson
Age:	38
Director Since:	2004
Principal Occupation:	Managing Partner, T2 Partners Management LP.
Business Experience:

Mr. Tilson is the founder and co-manager of value-oriented investment funds T2 Accredited Fund, LP, Tilson Offshore Fund, Ltd. and T2 Qualified Fund, L.P. Between 1994 and 1998, Mr. Tilson was co-founder and executive director of the Initiative for a Competitive Inner City. Since 1999, he has written extensively for The Motley Fool web site and since 2001 has taught financial statement analysis for The Dickie Group. Mr. Tilson received an MBA with High Distinction from The Harvard Business School, where he was a Baker Scholar, and graduated magna cum laude from Harvard College, with a bachelor’s degree in Government.

Other Directorships:	Vice Chairman of the board of KIPP Academy, a charter school in New York City; member of the board of the Fistula Foundation, which supports the Addis Ababa (Ethiopia) Fistula Hospital.

James C. Towne
Age:	62
Director Since:	1997
Principal Occupation:	Chairman, Greenfield Holdings, LLC
Business Experience:

Since 1995, Mr. Towne has served as the chairman of Greenfield Holdings, LLC, a real estate remediation and development company. Mr. Towne became managing member of Greenfield Holdings, LLC in 2000. Since 2003, he has served as Chairman, Chief Executive Officer and managing member of Snohomish Delta Partners, LLC. From 1982 to 1995, he was Chief Executive Officer, President or Chairman of various companies, including Osteo Sciences Corporation, Photon Kinetics, Inc., MCV Corporation, Metheus Corporation and Microsoft Corporation. Mr. Towne is also involved with numerous community and volunteer organizations, was a founder of the Fred Hutchinson Cancer Research Center Emergency Response Team and is a member of the Executive Board and Vice President of Governance for Chief Seattle Council.

Other Directorships:	Managing member of Snohomish Delta Partners, LLC, a real estate development company; and Director of Net-Inspect LLC, a private technology company.
John T. Wyatt
Age:	50
Director Since:	2005
Principal Occupation:	Chief Executive Officer and President of Cutter & Buck Inc.
Business Experience:

Mr. Wyatt joined Cutter & Buck in December 2004. He has over thirty years of experience in the apparel industry. Between 2002 and 2004, he was President at Warnaco Intimate Apparel. From 1999 to 2002 he was Executive Vice President of Strategic Planning for Saks, Inc. From 1998 to 1999, he was Chairman and CEO of Parisian, a division of Saks, Inc. From 1997 to 1998, he was President of Intimate Apparel for Warnaco Intimate Apparel. Between 1974 and 1997 he held various positions at VF Corporation (Vanity Fair brand), including President of Vanity Fair Intimates Coalition from 1995 to 1997, President of Vanity Fair Intimates from 1992 to 1995, and Vice President of Sales from 1987 to 1990.

The board of directors recommends that you vote FOR the reelection of Douglas G. Southern as a Class II director, and FOR the reelection of John T. Wyatt as a Class II director.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee
Number of Members:	3
Members:	James C. Towne (Chair) Larry C. Mounger Douglas G. Southern
Number of Meetings in Fiscal 2005:	8
Functions:	Selects independent public accountants to audit our financial books and records.

Reviews and approves the scope of their audit, and reviews their independence and performance.
Reviews accounting practices, financial structure, and financial reporting, including the results of the annual audit and the review of quarterly interim financial statements.
Reviews annually the scope of the Audit Committee Charter.
Reports to the board of directors about these matters.
Compensation Committee
Number of Members:	3
Members:	Larry C. Mounger (Chair) Henry L. (Skip) Kotkins, Jr. Whitney R. Tilson
Number of Meetings in Fiscal 2005:	4
Functions:	Establishes the salaries and any bonus awards for our executive officers.
Considers and makes recommendations on our executive compensation plans to the board of directors.
Administers our stock option plans and makes grants of stock options, restricted stock and stock appreciation rights.
Administers our employee stock purchase plan.
Corporate Governance, Nominating and Succession Committee
Number of Members:	3
Members:	Henry L. (Skip) Kotkins, Jr. (Chair) James C. Towne Whitney R. Tilson
Number of Meetings in Fiscal 2005:	3
Functions:	Makes recommendations on the nominations or elections of directors and officers.
Reviews the size and composition of the board of directors.
Considers recommendations by shareholders for nominees for director submitted to our Secretary.

CORPORATE GOVERNANCE

Independence.   The NASDAQ National Market listing standards and the Securities and Exchange Commission regulations require a majority of the members of the Board of Directors to be independent as determined by the Board of Directors. The Board of Directors has determined that all members of our Board of Directors are independent as defined by Securities and Exchange Commission Rules. Additionally, all current members of our Audit Committee, Compensation Committee and Corporate Governance, Nominating and Succession Committee are independent.

Communications with the Board.   Any shareholder who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Secretary, Cutter & Buck Inc., 701 N. 34th Street, Suite 400, Seattle, WA 98103. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be compiled by the Secretary and submitted to the individual Director to whom it is addressed. All communications directed to the Audit Committee that relate to questionable accounting or auditing matters involving the company will be promptly and directly forwarded to the Audit Committee. Communications with the Board of Directors regarding recommendations of individuals for consideration by the Corporate Governance, Nominating and Succession Committee to become nominees for election to the Board of Directors must be made in accordance with the Director Nomination Policy described below.

Code of Ethics.   The Company has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is available on the investor relations section of our website at www.cutterbuck.com. You may request a printed copy of the Code of Ethics, at no cost, by writing us at: Cutter & Buck Inc., 701 N. 34th Street, Suite 400, Seattle, WA 98103, Attn: Investor Relations. In the event of an amendment to, or a waiver from, a provision of our Code of Ethics that applies to any of our directors or officers, we intend to promptly publicly disclose such information.

Director Compensation.   The following fees are paid to directors who are not officers or employees:

Annual Chairman retainer	$25,000
Annual board of directors retainer	$20,000
Chairman Attendance for each board of directors meeting	$3,000
Attendance for each board of directors meeting	$2,000
Attendance for each non-audit committee meeting	$1,000
Attendance for each audit committee meeting	$2,000

In addition, each director who is not an officer or employee receives an annual option grant to purchase 7,500 shares of our common stock at the fair market value of the common stock on the date of grant, and a quarterly $350 clothing allowance towards the purchase of Cutter & Buck clothing at the same discount afforded to employees. One of our directors also participated in the Company’s medical insurance plan during fiscal 2005 and continues to participate in the plan in fiscal 2006. Directors who participate in the plan pay the full cost of their premiums, and the Company does not incur additional costs related to the directors’ participation.

All directors are entitled to reimbursement for expenses incurred in traveling to and from board meetings.

Board Meetings.   The Board of Directors met fifteen times during fiscal 2005. All of the directors and director nominees attended more than 75% of the combined board of director and committee meetings held during fiscal 2005. The Company does not maintain a formal policy regarding director attendance at annual shareholder meetings; however, the Company encourages directors to attend the annual meeting of shareholders. Five directors attended the Company’s 2004 annual meeting of shareholders.

Board Committees.   The Board of Directors has designated three standing committees. The Audit Committee, the Compensation Committee and the Corporate Governance, Nominating and Succession Committee each operate under a written charter that is available for review on the investor relations section of our website at www.cutterbuck.com. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2005, are described below.

Audit Committee.   The Audit Committee, established in accordance with the regulations adopted by the Securities and Exchange Commission, is composed of Messrs. Towne, Mounger and Southern. The Board of Directors has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements of the Nasdaq National Market as currently in effect. The Board has also determined that Mr. Southern qualifies as an audit committee financial expert as defined in regulations adopted by the Securities and Exchange Commission. A description of the functions performed by the Audit Committee and Audit Committee activity is set forth below in Report of the Audit Committee. The Audit Committee met eight times in fiscal 2005.

Compensation Committee.   The Compensation Committee is composed of Messrs. Mounger, Kotkins and Tilson. All members of the Compensation Committee have been determined to be independent by the Board of Directors in accordance with the NASDAQ National Market listing standards and the Securities and Exchange Commission rules. The Compensation Committee determines compensation for the Company’s executives and administers the Company’s stock and option programs. For additional information about the Compensation Committee, see Compensation Committee Report on Executive Compensation, set forth below. The Compensation Committee met four times in fiscal 2005.

Corporate Governance, Nominating and Succession Committee.   The Corporate Governance, Nominating and Succession Committee is composed of Messrs. Kotkins, Tilson and Towne. All members of the Corporate Governance, Nominating and Succession Committee have been determined to be independent by the Board of Directors in accordance with the Nasdaq National Market listing standards and the Securities and Exchange Commission rules. The Corporate Governance, Nominating and Succession Committee develops and recommends corporate governance guidelines and standards for business conduct and ethics, identifies individuals qualified to become board members, and makes recommendations regarding nominations of directors. The Corporate Governance, Nominating and Succession Committee will consider individuals recommended by shareholders for nomination as director in accordance with the procedures described under Director Nomination Policy described below. The Corporate Governance, Nominating and Succession Committee also oversees the annual self-evaluations of the Board and its committees and makes recommendations concerning size, structure, composition and membership of the Board of Directors and its committees. The Corporate Governance, Nominating and Succession Committee met three times during fiscal 2005.

Director Nomination Policy.   The Corporate Governance, Nominating and Succession Committee is responsible for identifying and recommending to the Board of Directors the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. The Committee has identified certain qualifications that a director nominee must possess before it recommends said nominee for a position on the board of directors. The Committee believes that nominees for directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of the shareholders. In addition, the Committee considers the judgment, skill, diversity, experience with businesses and other organizations, the interplay of the candidate’s experience with the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In fiscal year 2005, the Committee did not pay any fees to third parties for assistance in identifying potential candidates.

The Committee will consider the qualifications of director candidates put forth by shareholders. There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. Nominations by shareholders of record may be made at any annual meeting of shareholders, provided that notice is delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at 701 North 34th Street, Suite 400, Seattle Washington 98103. The written notice must be received by the Secretary not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs.

To be in proper form, the written notice must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or by record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Compliance with Section 16(a) of the Exchange Act.   Based on our records and other information, Cutter & Buck believes that all SEC filing requirements applicable to its directors and officers were complied with for fiscal 2005 except that Larry C. Mounger filed a Form 4 on May 31, 2005 to report a stock option exercise on May 19, 2005.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Messrs. Towne, Mounger and Southern. All members of the Audit Committee have been determined by the Board of Directors to be an “independent” director as defined under NASDAQ National Market listing standards and the Securities and Exchange Commission regulations. In addition, the Board has selected directors for the Audit Committee based on the Board’s determination that they are financially literate, fully qualified to monitor management and our internal accounting operations and the independent auditors, and fully qualified to monitor the disclosures of the Company so that they fairly present the Company’s financial condition and results of operations. The Company has determined that Douglas G. Southern qualifies as an “audit committee financial expert” as that term is defined by Securities and Exchange Commission regulations.

The Audit Committee operates under a written charter adopted and approved by our Board of Directors. A copy of that charter is attached as an appendix to this proxy statement.

Management is responsible for our internal controls and the financial reporting process. Our independent auditors, Ernst & Young LLP, report to the Audit Committee, and are responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent auditors have full access to the Audit Committee. These auditors meet with the Audit Committee during at least one of the Audit Committee’s regularly scheduled quarterly meetings, with and without management being present, to discuss appropriate matters.

Audit Fees

The following table summarizes the aggregate fees billed to the Company by Ernst & Young for fiscal years ended April 30, 2005 and 2004:

	2005	2004
Audit fees(1)	$732,500	$254,000
Audit-related fees(2)	—	2,000
Tax fees(3)	175,000	100,000
All other fees(4)	2,500	37,200
	$910,000	$393,200

(1)          Audit fees are for the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements. 2005 fees include $385,000 related to the audit of internal controls pursuant to the Sarbanes-Oxley Act.

(2)          Audit-related fees are for accounting advisory services related to accounting standards and policies.

(3)          Tax fees billed in 2005 and 2004 were for federal, state, local, and international income tax compliance, federal income tax audit assistance, and tax planning services.

(4)          All other fees during 2005 were for subscription to online accounting research tool. 2004 fees also included services related to the restatement of the Company’s financial statements for previous periods and services related to the wind down of the Company’s German subsidiary.

Pre-Approval Policy

All of the services performed by Ernst & Young in fiscal 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its June 21, 2004 meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditors may perform. The policy requires that the Committee pre-approve all audit and non-audit services (including internal control-related services) provided by the independent auditor. In addition, the Company will not engage the independent auditor for services billed on a contingent fee basis. The approval of these audit and permitted non-audit services may be given at any time up to a year before commencement of the specified service. While retaining the authority to pre-approve these services, the Committee also has delegated pre-approval authority to each member of the Audit Committee, provided any use of this authority is reported to the Committee at its next scheduled meeting.

Auditor Independence

During fiscal 2005, the Audit Committee met and held discussions with management and Ernst & Young. The Audit Committee reviewed and discussed with Cutter & Buck management and Ernst & Young the audited financial statements contained in our annual report on Form 10-K for the fiscal year ended April 30, 2005. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Ernst & Young submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed such independence with Ernst & Young.

Based on the reviews and discussions above, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended April 30, 2005 be included in our annual report on Form 10-K.

The Audit Committee has considered whether the provision of non-audit services provided by Ernst & Young is compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is not compromised by the provision of those non-audit services.

The Audit Committee has recommended that Ernst & Young be retained as the Company’s independent auditors for the fiscal year ending April 30, 2006.

August 9, 2005	AUDIT COMMITTEE: James C. Towne (Chair) Larry C. Mounger Douglas G. Southern

AMENDMENTS TO ARTICLES OF INCORPORATION
(Proposal 2 on the Proxy Card)

The Board of Directors, in its continuing review of corporate governance matters, and after careful consideration and upon recommendation by the Corporate Governance, Nominating and Succession Committee of the Board, has concluded that it is in the best interests of the Company’s shareholders to phase out the Company’s present three-year staggered terms of our directors and to provide instead for the annual election of all directors. Under the present classified board structure, which was approved by the Company’s shareholders in 1997, our board of directors is divided into three classes with directors elected to staggered three-year terms. One-third of the directors stand for election each year. If this proposal is approved, directors will be elected to one-year terms after their three-year terms expire at the 2006, 2007 and 2008 annual meetings.

This change will be effected by amending Article 9 of the Company’s Restated Articles of Incorporation (the “Articles”) to phase out the current division of the board of directors into three classes and to provide instead for the annual election of directors commencing with the class of directors standing for election at the 2006 annual shareholders’ meeting. To ensure a smooth transition to the new system, and to permit the current directors to serve out the terms to which they were elected by the shareholders, the amendments will not shorten the term of any director elected at or before the 2005 annual shareholders’ meeting. The new procedures would, however, apply to all directors elected after the 2005 annual shareholders’ meeting, including any current directors who are re-nominated after their current terms expire. Thus, the current directors who were elected at the 2003 annual shareholders’ meeting for three-year terms would, if re-nominated, stand for election at the 2006 annual shareholders’ meeting for one-year terms. At the 2007 annual shareholders’ meeting, the directors elected to one-year terms at the 2006 annual shareholders’ meeting, together with the current directors whose three-year terms expire in 2007 would, if re-nominated, stand for election for one-year terms. Beginning with the 2008 annual shareholders’ meeting, the declassification of the board of directors would be complete, and all directors would be subject to annual election.

The other provisions of Article 9 of the Company’s Articles will remain the same, except that Article 9(a)(2), requiring a supermajority vote of shareholders (75% of all outstanding shares) to amend or repeal the provisions of Article 9, will continue only until the annual meeting in 2008, after which time a simple majority of outstanding shares will be able to amend or repeal the provisions of Article 9.

The section of the Articles that reflect the proposed amendments is set forth below and is marked to show changes from the Company’s current Articles.

ARTICLE 9. DIRECTORS

9.1.  The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, the number of which shall be set forth in the Bylaws of the Corporation. Until the 2008 annual shareholders’ meeting, the Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, Class I, Class II and Class III, each consisting as nearly as possible of one-third of the whole number of the Board of Directors. All Directors shall hold office until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal. The term of office of the class of directors elected in 2003 shall expire at the 2006 annual shareholders’ meeting, the term of office of the class of directors elected in 2004 shall expire at the 2007 annual shareholders’ meeting and the term of office of the class of directors elected in 2005 shall expire at the 2008 annual shareholders’ meeting. At each annual shareholders’ meeting after 2005, the directors chosen to succeed those whose terms are then expired shall be elected by the shareholders for a term ending at the next annual shareholders’ meeting. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall serve for a term equivalent to the remaining unserved portion of the term of such newly elected Director’s predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto.

9.2.  Until the 2008 annual shareholders’ meeting, no amendment to the Articles of Incorporation of the Corporation shall amend, alter or repeal any of the provisions of this Article 9(a) unless the amendment effecting such amendment, alteration or repeal shall receive the affirmative vote of or consent of the holders of seventy-five percent (75%) of all shares of stock of the Corporation entitled to vote at a meeting of shareholders held for the purpose of voting on such amendment, considered for the purposes of this Article 9 as one class; provided that this paragraph 9(a)(2) shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any such amendment recommended to the shareholders pursuant to a resolution of the Board of Directors approved by two-thirds of the Continuing Directors. For purposes of this paragraph 9(a)(2), a “Continuing Director” shall mean any Director of the Corporation who is or becomes a Director on the date that this Article 9 is first adopted by the Corporation’s shareholders or any Director elected by a majority of the Continuing Directors then in office to succeed any Director or fill any vacancy on the Board of Directors whether resulting from an increase in the number of Directors or otherwise.

Under the Company’s Articles, this proposal must be approved by (1) 75% of the Company’s outstanding shares of common stock or (2) a majority of the Company’s outstanding shares of common stock and at least two-thirds of the board of directors. The board of directors unanimously approved the amendment on August 9, 2005 and, as a result, this proposal will be adopted upon the affirmative vote of a majority of the Company’s outstanding shares of common stock.

The board of directors recommends that you vote FOR these amendments to the Company’s Articles.

INFORMATION REGARDING PROPOSAL 3

Background and Reason for Proposed Amendments to Stock Plans

On July 6, 2005, the Company announced the decision by the Board of Directors to provide up to $25 million to shareholders. This decision has two components:

•       A stock buy-back program of up to $10 million; and

•       A special dividend of $1.34 per share, amounting to approximately $15 million.

The contributions of our employees have been critical to the success that allowed the Company to take these actions. Our stock compensation plans have played an important role in motivating this performance. Because some of our stock plans did not contemplate a special dividend to shareholders, the Board has approved plan amendments and contemplates making award adjustments that would ensure employees, consultants and advisors that hold awards under our stock plans are not disadvantaged by the special dividend. The Board and management determined that it would be appropriate to present the plan amendments to shareholders for their approval.

The amendments will allow adjustment of vested and unvested stock options and unvested stock awards to maintain their economic value after the special dividend equivalent to their pre-dividend value. In theory (and disregarding other events that may affect financial markets), when a company transfers part of its assets to shareholders, its stock price declines by the amount of the dividend once the ex-dividend date passes. For shareholders, the cash they receive in the form of the dividend offsets any stock price decline. The Company’s existing stock options and unvested stock awards are not eligible to receive a dividend, so we would adjust these awards based on the amount of the special dividend, applying the same arithmetic formula that would be used for other capital events such as stock splits or reorganizations.

The specific details of the adjustments are explained in the next section of this summary. We believe it is appropriate that all holders of Cutter & Buck equity, including holders of stock options and stock awards under our stock plans, be treated equally with respect to the special dividend. If Proposal 3, which relates to the amendments to the 1997 Stock Incentive Plan, 1995 Employee Stock Option Plan, the 2000 Transition Stock Incentive Plan for Officers, the 2000 Transition Stock Incentive Plan for Non-officers, and the individual option agreements for Ernest R. Johnson and William B. Swint (collectively, the “Plans”), is not approved by shareholders, out of fairness to our employees the special dividend would not be made and the Board would consider other alternatives.

Adjustments to awards issued under the Company’s stock plans described in the following proposals will only occur if shareholders approve the amendments to the Plans. The adjustments will not result in any equity compensation expense for the Company.

Special Dividend Adjustments if Amendments are Approved

If shareholders approve the applicable amendments, awards that are outstanding immediately prior to the ex-dividend date for the special dividend will be adjusted as follows:

Stock Options.   The exercise price will be adjusted downward and the number of options will be adjusted upward pursuant to the following formulas, where “Closing Price” means the official Nasdaq closing price of a share of Cutter & Buck common stock on the last trading day before the ex-dividend date for the special dividend.

The exercise price of stock options outstanding immediately before the ex-dividend date will be adjusted downward to the product of:

Pre-dividend Exercise Price x	(Closing Price - $1.34)	= Post-dividend Exercise Price
Closing Price

The number of shares covered by each stock option outstanding immediately before the ex-dividend date will be adjusted upward to the product of:

Number of Shares Pre-dividend x	Closing Price	= Number of Shares
	(Closing Price - $1.34)	Post-dividend

Additional options outstanding as a result of these adjustments would be vested or unvested in proportion to the number of options covered by an award that are vested or unvested immediately before the adjustment, and the additional unvested options will vest on the remaining vesting dates applicable to such award, in proportion to the number of options that vest on each of those dates.

Stock Awards.   The number of shares covered by each stock award will be adjusted upward by the number of shares that would be purchased if the special dividend was paid on the stock awards and that amount was reinvested in Cutter & Buck common stock at a price equal to the Closing Price minus the amount of the special dividend. Stated as a formula:

The number of shares covered by each stock award outstanding immediately before the ex-dividend date will be adjusted upward to the product of:

Number of Shares Pre-dividend x	Closing Price	= Number of Shares
	(Closing Price - $1.34)	Post-dividend

Additional stock awards outstanding as a result of these adjustments would vest on the remaining vesting dates applicable to such award, in proportion to the number of stock awards that vest on each of those dates.

Maximum Number of Shares Issuable under Plan.   The maximum number of shares issuable under each plan will be increased by the additional number of shares covered by options and stock awards outstanding under such plan as a result of the adjustments, however the number of shares remaining available for future awards under each plan immediately before the adjustments will be the same as the number of shares remaining available for future awards immediately after the adjustments.

General

This discussion is designed to help shareholders understand the proposed adjustments that would occur relating to the payment of the special dividend conditionally declared by the Board on July 6, 2005. The plan amendments would provide general authority to make adjustments in the event of any distribution of assets to shareholders other than a normal cash dividend. If any other distribution of assets to shareholders other than a normal cash dividend were declared in the future, the plan amendments would grant the Board authority to make adjustments to outstanding awards, which may or may not be identical to the adjustments described above. The plan amendments are not intended to override any requirement that the Company may not otherwise reprice awards, and the amendments would only apply to the circumstance described above, similar to the adjustments that are currently permitted under the stock plans for other types of capital events such as a stock split, stock dividend, or recapitalization.

PROPOSAL FOR APPROVAL OF AMENDMENTS TO THE 1997 STOCK INCENTIVE PLAN, 1995
EMPLOYEE STOCK OPTION PLAN, THE 2000 TRANSITION STOCK INCENTIVE PLAN
FOR OFFICERS, THE 2000 TRANSITION STOCK INCENTIVE PLAN FOR
NON-OFFICERS, AND THE INDIVIDUAL OPTION AGREEMENTS
FOR ERNEST R. JOHNSON AND WILLIAM B. SWINT
(Proposal 3 on the Proxy Card)

On July 6, 2005, the Board of Directors declared a special dividend of $1.34 per share of common stock payable November 16, 2005 to all shareholders of record on November 2, 2005, conditioned on shareholder approval of amendments to the Plans. Following the conditional declaration of the special dividend, the Board amended the Plans, subject to shareholder approval. If these amendments are approved, the Board will have the authority to adjust awards under the Plans in connection with any distribution payable in a form other than Cutter & Buck common stock in an amount that has a material effect on the price of common stock. If these amendments are approved, the special dividend declared July 6, 2005 will be unconditional and the adjustments to the employee awards approved by the Board will occur on the ex-dividend date for the special dividend.

Proposed Amendments

The Board has amended the Plans in similar ways to permit the Board to adjust awards, the numeric grant limitations in the plan (if applicable), and the number of shares covered by the plan in the event of any distribution to shareholders payable in a form other than Cutter & Buck common stock in an amount that has a material effect on the price of common stock. The Company proposes to restate the Plans as follows:

•       Section 8 of the 1997 Stock Incentive Plan would be amended to read as follows:

Adjustment Upon Changes in Capitalization/Change in Control.   The number and kind of shares of Company stock subject to Benefits under the Plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the Plan. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of Common Stock, made by the Committee shall be final, binding and conclusive. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options and all restrictions on any shares of restricted stock granted under the Plan shall be immediately removed.

•       Section 17 of the Company’s 1995 Employee Stock Option Plan would be amended to read as follows:

Adjustments Upon Changes in Capitalization.   The number and kind of Shares of Company stock subject to an Option and the fiscal year amount limitation set forth in Section 14, shall be appropriately adjusted along with a corresponding adjustment in the Option price to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock or any combination or exchange of Shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares remaining available to be optioned and sold under the Plan. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of Common Stock, made by the Committee shall be final, binding and conclusive.

•       Section 8 of each of the Company’s 2000 Transition Stock Incentive Plan for Officers and 2000 Transition Stock Incentive Plan for Non-officers would be amended to read as follows:

Adjustment Upon Changes in Capitalization/Change in Control.   The number and kind of shares of Company stock subject to Benefits under the Plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the Plan. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of Common Stock, made by the Committee shall be final, binding and conclusive. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options and all restrictions on any shares of restricted stock granted under the Plan shall be immediately removed.

•       Section 8 of each of the stand-alone option agreements of Ernest R. Johnson dated November 15, 2002 and William B. Swint dated June 16, 2003 would be amended to read as follows:

Adjustments Upon Changes in Capitalization.   The number and kind of shares of Company stock subject to the NSO shall be appropriately adjusted along with a corresponding adjustment in the NSO price to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock or any combination, exchange or change of shares, however accomplished. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of Common Stock, made by the Compensation Committee shall be final, binding and conclusive.

These sections previously allowed for adjustments to awards for capital events. They have been revised to provide express authority to make adjustments for distributions to shareholders payable in a form other than Cutter & Buck common stock in an amount that has a material effect on the price of common stock.

For the reasons described under “Information Regarding Proposal 3,” which begins on page     of this proxy statement, the Board has adopted resolutions approving, and recommending to the shareholders for their approval, these amendments to the Plans.

The principal provisions of the amended and restated plans are summarized below. These summaries are qualified in their entirety by reference to the actual plans, copies of which are attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, copies of the Plans, each as amended and restated, for which shareholder approval is being sought may be obtained upon written request to the Company, Attention: Secretary, 701 N. 34th Street, Suite 400, Seattle, WA 98103.

Description of the 1997 Stock Incentive Plan, as Amended, Subject to Shareholder Approval

General.   The purposes of the 1997 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive in the form of stock options or shares of restricted Common Stock of the Company (the “Benefits”) to employees of the Company and to promote the success of the business.

Administration.   The 1997 Plan shall be administered by the Compensation Committee of the Board or a subcommittee thereof (the “Committee”). The Board may also appoint one or more separate committees of the Board who may administer the 1997 Plan with respect to employees who are not executive officers of the Company.

Plan Benefits.   Because Benefits under the 1997 Plan depend on the Committee’s actions and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees under the 1997 Plan.

Eligibility.   Any employee, officer or consultant or advisor of the Company or any parent or subsidiary of the Company may receive Benefits under the 1997 Plan.

Shares Subject to the 1997 Plan.   The stock subject to Benefits authorized to be granted under the 1997 Plan consists of 525,000 shares of the Company’s common stock. All or any shares of stock subject to Benefits that for any reason terminate may again be made subject to Benefits under the 1997 Plan.

Grant, Terms and Conditions of Options.   Incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options may be granted by the Committee to employees of the Company or any parent or subsidiary of the Company. However, no participant shall be granted options in any year to purchase more than 50,000 shares of the Company’s Common Stock. Options granted pursuant to the 1997 Plan need not be identical but each option is subject to the terms of the 1997 Plan and is subject to the following terms and conditions:

•       Price.   The exercise price of each option granted under the 1997 Plan shall be established by the Committee. The exercise price may be paid as determined by the Committee.

•       Duration and Exercise or Termination of Option.   Each option granted under the 1997 Plan shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date.

•       Transferability of Options.   Each option shall be transferable only by will or the laws of descent and distribution except and unless the option provides for additional rights to transfer.

•       Other Terms and Conditions.   Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the 1997 Plan shall confer upon any participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate his or her employment or service at any time.

Grant, Terms and Conditions of Restricted Stock.   The Committee may grant shares of restricted common stock of the Company with such terms and conditions as may be determined in the sole discretion of the Committee. Grants of shares of restricted stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but may be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant. No participant shall be granted more than 50,000 shares of restricted stock of the Company in any year.

Adjustment Upon Changes in Capitalization/Change in Control.   The number and kind of shares of Company stock subject to Benefits under the 1997 Plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than shares of the Company’s common stock in an amount that has a material effect on the price of the Company’s common stock or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the 1997 Plan. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of the Company’s common stock, made by the Committee shall be final, binding and conclusive. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options and all restrictions on any shares of restricted stock granted under the 1997 Plan shall be immediately removed.

Amendment and Termination.   The Board may amend or terminate the 1997 Plan as desired, without further action by the Company’s shareholders, except to the extent required by applicable law.

Federal Income Tax Consequences

The U.S. federal income tax consequences to the Company and its employees of awards under the 1997 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 1997 Plan. Recipients of awards under the 1997 Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Options.   As noted above, options granted under the 1997 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option that does not satisfy these requirements will be treated as a nonqualified stock option.

Incentive Stock Options.   If an option granted under the 1997 Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee’s compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, if an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Nonqualified Stock Options.   Nonqualified stock options granted under the 1997 Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Stock Awards.   Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Company’s common stock associated with the stock award is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested (i.e., if the employee is required to work for a period of time in order to have the right to sell the stock) when it is received under the 1997 Plan and the recipient had not elected otherwise, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the 1997 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Description of the 1995 Employee Stock Option Plan, as Amended, Subject to Shareholder Approval

General.   Incentive stock options and non-qualified stock options (“Options”) were allowed to be issued under the 1995 Plan. The term of the 1995 Plan was 10 years, so no additional Options may be granted under the 1995 Plan. The purpose of the 1995 Plan was to provide for supplementary compensation for past services and an incentive and reward to eligible key employees, managers and officers of the Company.

Administration.   The 1995 Plan is administered by the Compensation Committee of the Board or a subcommittee thereof (the “Committee”).

Eligibility.   Any employee who was a key employee, key managerial personnel or key officer was eligible to receive Options under the 1995 Plan. Employees who were also directors of the Company were also eligible.

Shares Subject to the 1995 Plan.   The maximum aggregate number of shares of Company common stock that may be optioned and sold pursuant to the 1995 Plan is 312,210.

Grant, Terms and Conditions of Options.   Incentive stock options and non-qualified stock options were allowed under the 1995 Plan. Options were subject to the terms of the 1995 Plan, which included the following terms and conditions:

•       Term of Plan.   The Plan became effective upon its adoption by the Board. It continued in effect for a term of ten (10) years.

•       Term of Option.   The term of each Option granted under the Plan was determined by the Committee, however, the term could not exceed ten (10) years from the date of grant or five (5) years from the date of grant for a Ten Percent Shareholder in the case of an Incentive Stock Option.

•       Option Price.   The Option price was the fair market value of the Shares at the time the Option was granted; provided that the Option price for shares to be issued pursuant to any Incentive Stock Option granted to a Ten Percent Shareholder could not be less than 110 percent of the fair market value of the Shares at the time the Incentive Stock Option was granted.

•       Vesting of Option.   Options vested in accordance with the following schedule (unless the Committee established another schedule):

Years Following	Percent of Option
Grant of Option Award	Award Exercisable
After Year 1	20
After Year 2	40
After Year 3	60
After Year 4	80
After Year 5	100

If a Participant died or his or her employment was terminated due to his or her permanent disability (as determined by the Committee) his or her Optioned Shares became 100 percent vested, if not already so vested.

•       Options Not Transferable.   Options under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the participant’s lifetime only by the participant.

Acceleration of the Exercise Date of Stock Options.   If any of the following events occur, all outstanding stock options (other than those held by a person referred to in the operative paragraph below) become immediately and fully exercisable whether or not otherwise exercisable by their terms.

•       The Company acquires actual knowledge that any person other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or a subsidiary had acquired the beneficial ownership, directly or indirectly, of securities of the Company entitling such person to 40% or more of the voting power of the Company.

•       A tender offer is made to acquire securities of the Company entitling the holder thereof to 30% or more of the voting power of the Company.

•       A solicitation subject to Rule 14a-11 under the 1934 Act (or any successor rule) relating to the election or removal of 50% or more of the members of the Board or any class of the Board shall be made by any person other than the Company or less than 51% of the members of the Board shall be continuing directors.

•       The shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholder of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the voting power (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction.

Adjustments Upon Changes in Capitalization.   The number and kind of Shares of Company stock subject to an Option and the fiscal year amount limitation, shall be appropriately adjusted along with a corresponding adjustment in the Option price to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than the Company’s common stock in an amount that has a material effect on the price of Common Stock or any combination or exchange of Shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares remaining available to be optioned and sold under the Plan. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of the Company’s common stock, made by the Committee shall be final, binding and conclusive.

Amendment or Termination of the 1995 Plan.   The Board may amend the 1995 Plan from time to time in such respects as the Board deems advisable, except that no amendment may, without further shareholder approval or ratification:

•       Increase the total number of Shares which may be available under the 1995 Plan.

•       Change the definition of eligibility.

•       Change the term of Option.

•       Change the Option price.

Federal Income Tax Consequences

A summary of the U.S. Federal income tax consequences of incentive stock options and non-qualified stock options is set forth above under the description of the 1997 Plan.

Description of the 2000 Transition Stock Incentive Plans, as Amended, Subject to Shareholder Approval

General.   The 2000 Transition Stock Incentive Plan for Officers and the 2000 Transition Stock Incentive Plan for Non-Officers (the “2000 Transition Plans”) are identical, except for eligibility requirements and shares subject to the respective plan, as set forth below. The purposes of the 2000 Transition Plans are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive in the form of non-qualified stock options or shares of restricted Common Stock of the Company (the “Benefits”) to employees of the Company and to promote the success of the business.

Administration.   The 2000 Transition Plans shall be administered by the Compensation Committee of the Board or a subcommittee thereof (the “Committee”).

Plan Benefits.   Because Benefits under the 2000 Transition Plans depend on the Committee’s actions and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees under the 2000 Transition Plans.

Eligibility.   Any employee who is also an officer of the Company may receive Benefits under the 2000 Transition Stock Incentive Plan for Officers. Any employee who is not also an officer or director of the Company may receive Benefits under the 2000 Transition Stock Incentive Plan for Non-officers.

Shares Subject to the 2000 Transition Plans.   The stock subject to Benefits authorized to be granted under the 2000 Transition Stock Incentive Plan for Officers consists of 25,000 shares of the Company’s common stock. The stock subject to Benefits authorized to be granted under the 2000 Transition Stock Incentive Plan for Non-officers consists of 70,000 shares of the Company’s common stock. All or any shares of stock subject to Benefits that for any reason terminate may again be made subject to Benefits under the respective 2000 Transition Plan.

Grant, Terms and Conditions of Options.   Non-qualified stock options may be granted by the Committee to employees of the Company or any parent or subsidiary of the Company. Options need not be identical but each option is subject to the terms of the respective plan and is subject to the following terms and conditions:

•       Price.   The exercise price of each option shall be established by the Committee. The exercise price may be paid as determined by the Committee.

•       Duration and Exercise or Termination of Option.   Each option shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date.

•       Transferability of Options.   Each option shall be transferable only by will or the laws of descent and distribution except and unless the option provides for additional rights to transfer.

•       Other Terms and Conditions.   Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the respective plan shall confer upon any participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate his or her employment or service at any time.

Grant, Terms and Conditions of Restricted Stock.   The Committee may grant shares of restricted common stock of the Company with such terms and conditions as may be determined in the sole discretion of the Committee. Grants of shares of restricted stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted stock shall be issued and delivered at the time of the grant or as otherwise determined by the

Committee, but may be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant.

Adjustment Upon Changes in Capitalization/Change in Control.   The number and kind of shares of Company stock subject to Benefits under the respective plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than shares of the Company’s common stock in an amount that has a material effect on the price of the Company’s common stock or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the respective plan. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of the Company’s common stock, made by the Committee shall be final, binding and conclusive. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options and all restrictions on any shares of restricted stock granted under the respective plan shall be immediately removed.

Amendment and Termination.   The Board may amend or terminate the 2000 Transition Plans as desired, without further action by the Company’s shareholders, except to the extent required by applicable law.

Federal Income Tax Consequences

A summary of the U.S. Federal income tax consequences of non-qualified stock options and grants of restricted Company common stock is set forth above under the description of the 1997 Plan.

Description of the Individual Option Agreements for Ernest R. Johnson and William B. Swint, as Amended, Subject to Shareholder Approval

General.   Ernest R. Johnson was granted a non-qualified stock option to purchase 30,000 shares of Company common stock on November 15, 2002 (the “Johnson Agreement”) and William B. Swint was granted a non-qualified stock option to purchase 30,000 shares of June 16, 2003 (the “Swint Agreement”). The Johnson Agreement and the Swint Agreement are identical, except for the grant date, and the option price and vesting schedule, as set forth below.

Option Price.   The option price for the Johnson Agreement is $3.67 for each share, and the option price for the Swint Agreement is $4.55 for each share, each being one hundred percent (100%) of the fair market value of the Company’s common stock on the date of the respective grant.

Vesting and Exercise of Option.   The Johnson Agreement vests and becomes exercisable as follows:  10,000 shares on November 15, 2003, followed by 23 equal monthly installments of 833 shares ending on October 15, 2005 and 841 shares on November 15, 2005. The Swint Agreement vests and becomes exercisable as follows: 50% on December 16, 2004 and the remaining 50% in equal monthly installments on the 16th day of each of the six months thereafter.

Non-transferability of the Agreements.   The Agreements may not be sold, pledged, assigned or transferred in any manner, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee.

Termination of Employment.   Except as set forth below, the Agreements may only be exercised while the Optionee is an employee or director of the Company.

•       If the Optionee’s employment or director status is terminated for any reason (including, without limitation, due to death, disability or retirement) prior to the full vesting of the respective Agreement, it shall be modified such that immediately upon such termination the Agreement shall be reduced to that number of shares of Company common stock equal to the number of shares previously vested, and that portion of the Agreement covering all other shares shall be forfeited and canceled.

•       If the Optionee’s employment or director status is terminated for any reason (including, without limitation, due to death, disability or retirement), the Optionee may exercise the Agreement (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) ninety (90) days after such termination (or in the event of death or disability, within six months of the date of death or disability), or (ii) the expiration of the term of the Agreement. If, after termination, the Optionee (or, in the event of death, the Optionee’s estate) does not exercise the Agreement within the time specified in the Agreement, it shall terminate.

Term of Agreements.   The Agreements may not be exercised more than ten (10) years from the date of original grant.

Adjustments Upon Changes in Capitalization.   The number and kind of shares of Company stock subject to the Agreement shall be appropriately adjusted along with a corresponding adjustment in the option price to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than Company common stock in an amount that has a material effect on the price of Company common stock or any combination, exchange or change of shares, however accomplished. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of Company common stock, made by the Compensation Committee shall be final, binding and conclusive.

Changes in Control.   In the event of a Change in Control, as defined below, all or any portion of the Agreements not otherwise exercisable shall immediately vest and become fully exercisable. For the purposes of the Agreements, “Change in Control” means:

•       The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization.

•       The sale, transfer or other disposition of all or substantially all of the Company’s assets.

•       A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

•       Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company’s then outstanding voting securities.

Federal Income Tax Consequences

A summary of the U.S. Federal income tax consequences of non-qualified stock options is set forth above under the description of the 1997 Plan.

The board of directors recommends a vote FOR approval of amendments to the Cutter & Buck Inc. 1997 Stock Incentive Plan, 1995 Employee Stock Option Plan, the 2000 Transition Stock Incentive Plan for Officers, the 2000 Transition Stock Incentive Plan for Non-officers, and the individual option agreements for Ernest R. Johnson and William B. Swint.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
(Proposal 4 on the Proxy Card)

The board of directors, acting on the recommendation of the Audit Committee, has appointed the independent public accounting firm of Ernst & Young LLP to be our independent auditor for the fiscal year ending April 30, 2006. As in the past, the board of directors has determined that it would be desirable to request ratification of its appointment by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the board of directors. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to shareholder questions.

The board of directors recommends a vote FOR ratification of Ernst & Young LLP as our independent auditors.

COMPENSATION COMMITTEE REPORT ON
FISCAL YEAR 2005 EXECUTIVE COMPENSATION

The Compensation Committee is responsible for establishing the compensation for the Company’s Chief Executive Officer and President and executive officers; approving compensation philosophies for the Company; and administering the Company’s stock-based compensation plans.

The committee is composed exclusively of independent, non-employee directors as defined by the rules of the Securities and Exchange Commission and the NASD.

Compensation Goals

The overall goal of the committee is to foster compensation policies and executive compensation practices that attract, engage, and motivate high caliber talent by offering a competitive pay and benefits program. We are committed to a total compensation philosophy and structure that provides flexibility in responding to market factors, that rewards and recognizes superior performance, that attracts highly skilled, experienced and capable employees, and that is fair and fiscally responsible.

The essential elements of the company’s compensation program include the following:

•       Overall average base salaries targeted at the 50th percentile of the companies with whom we compete for labor talent.

•       Overall average base compensation at a higher target for superior performers.

•       A benefits package that meets personal needs and is equal to or better than those with whom we compete for that talent.

•       Monetary and non-monetary incentive plans that motivate employees toward achieving and exceeding our business goals.

Base Salaries

Base salaries for all officers were reviewed by the committee during fiscal year 2005. In evaluating salaries, the committee uses formal and informal compensation surveys of companies of similar size with whom we compete for labor talent and considers each officer’s contribution to team-building efforts and individual performance (measured against strategic management objectives such as sales growth, market position and increased brand identity) during the prior year. The types and relative importance of specific financial and other business objectives vary among the company’s officers depending on their positions and the particular operations or functions for which they are responsible.

Equity-Based Incentives

We have granted equity-based incentives to certain executives and employees since 1991. The compensation committee makes these grants to executives and employees whose performance is important to the company, and who are believed capable of significant contributions in the future. The size of previous option grants and the number of options currently held by an executive are also taken into account in determining the number of options granted by the committee. The objective of these awards is to align the interests of company executives with those of company shareholders since stock options produce value to executives only if the company’s stock appreciates in value.

Subject to the overall terms of our stock option plans, the committee determines the terms and conditions of options, including the exercise price. Our current plans require that options be granted at an exercise price at least equal to the fair market value of our common stock on the date of grant. Individual option awards have varied vesting periods and the committee uses the vesting terms to further its attraction and retention objective.

Our current plans also allow us to grant restricted stock and stock appreciation rights to officers and employees of the company and its subsidiaries. Over the past fiscal year 20,000 shares of restricted stock were awarded pursuant to the terms of our Chief Executive Officer and President’s employment agreement. No stock appreciation rights have been issued to date. In the future, the committee anticipates making more of its equity-based awards in the form of restricted stock as a better means of aligning the interests of employees with those of our shareholders.

Other Monetary Incentives

Bonuses under the annual incentive bonus plan are payable for the prior fiscal year following the completion of the fiscal year. Under the annual incentive bonus plan, each executive is eligible to receive an annual cash bonus from a cash bonus pool based upon the achievement of certain pre-tax, pre-restatement and pre-bonus earnings targets. Although the company did not meet its financial objectives for fiscal year 2005, the committee approved aggregate bonuses of $78,000 to five of our executive officers based upon the committee’s determination that they met non-financial related performance goals in connection with key elements of their position with the company. In addition, the committee approved a bonus of $75,000 to John T. Wyatt, as described below.

Compensation of the Chief Executive Officer and President

In September 2004, Frances M. Conley resigned as our Chairman and Chief Executive Officer. Following Ms. Conley’s resignation, William B. Swint assumed the role of Interim President and Chief Executive Officer until the Company named John T. Wyatt as Chief Executive Officer and President in December 2004.

John T. Wyatt

In assembling the Chief Executive Officer and President’s compensation package, the committee pursues the same objectives which apply to the Company’s other executive officers. The committee’s overall goal is to set Mr. Wyatt’s salary at the median base for competitors which are similar in industry, size and performance. Mr. Wyatt’s compensation consists of base salary, cash bonus and equity-based compensation. Mr. Wyatt’s compensation takes into account the historic chief executive officer compensation practices of the Company with respect to base salary, and provides an annual cash bonus opportunity and equity-based compensation that are designed to provide appropriate incentives to Mr. Wyatt to build shareholder value over the term of his employment agreement.

On December 11, 2004, we entered into an employment agreement with Mr. Wyatt, pursuant to which Mr. Wyatt serves as Chief Executive Officer and President. The agreement is for an initial term of two years during which Mr. Wyatt will receive a base salary of $500,000 per year. In addition, Mr. Wyatt is entitled to an annual performance compensation consisting of cash awards of up to thirty percent of Mr. Wyatt’s base salary, upon the achievement of pre-established performance objectives. Based upon Mr. Wyatt’s performance during fiscal year ending April 30, 2005, the committee approved a bonus of $75,000 to Mr. Wyatt. Mr. Wyatt’s employment agreement is more fully described on pages 35-36.

In July 2005, the committee approved amendments to the terms of Mr. Wyatt’s employment agreement with Cutter & Buck to: (i) increase the maximum amount of temporary living quarters expenses reimbursable by Cutter & Buck to Mr. Wyatt from $2,500 per month to $4,980 per month, effective retroactively from December 11, 2004, and (ii) extend the period for which Mr. Wyatt would be entitled to those reimbursements until the earlier of February 2006 or when Mr. Wyatt secures permanent housing. In connection with these reimbursement payments for temporary living quarters, Mr. Wyatt will be entitled to receive an additional tax gross-up payment from Cutter & Buck so that on a net after-tax basis, the result to Mr. Wyatt would be the same as if all federal, state and local income taxes had not been imposed on the reimbursement payments.

William B. Swint

Mr. Swint’s compensation for fiscal year 2005 consisted of his regular base salary of $175,000 for his service as our Chief Operations Officer and Vice President. In addition, for Mr. Swint’s service as our Interim Chief Executive Officer, the committee increased Mr. Swint’s base salary from $175,000 to $295,000. The committee has set Mr. Swint’s current base salary at $250,000 for his services as our Chief Operations Officer and Vice President. Mr. Swint did not receive a bonus for fiscal year 2005.

Frances M. Conley

During fiscal year 2005, the company entered into a Transition Agreement with Ms. Frances M. Conley, our former Chairman and Chief Executive Officer. Under that agreement, Ms. Conley retained her salary of $400,000 per annum through March 15, 2005 and was paid an additional one-time cash payment of $250,000 upon her completion of the term of the Transition Agreement on March 15, 2005.

Dated: August 9, 2005	COMPENSATION COMMITTEE:
Larry C. Mounger (Chair);
Henry L. (Skip) Kotkins, Jr.;
Whitney R. Tilson

The following graph compares the cumulative total return of our common stock, the NASDAQ Stock Market-U.S. Index and the NASDAQ Non-Financial Index. The cumulative total return of our common stock assumes $100 invested on April 30, 2000 in Cutter & Buck Inc. common stock.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position
John T. Wyatt	50	Chief Executive Officer and President
Ernest R. Johnson	54	Chief Financial Officer, Senior Vice President and Corporate Secretary
William B. Swint	58	Chief Operations Officer and Vice President
Theresa S. Treat	48	Vice President, Human Resources
Brian C. Thompson	38	Vice President and General Manager, Golf, Corporate, Collegiate/Pro Sports, International/Domestic Licensing
John E. McCullough	37	Vice President and General Manager, Specialty Retail

The biographies of the executive officers who are not directors are as follows:

Ernest R. Johnson, Chief Financial Officer, Senior Vice President and Corporate Secretary, joined Cutter & Buck in November 2002. Mr. Johnson has over thirty years of experience in operations, accounting and finance. From 1996 to 2002, he was Senior Vice President, Chief Operating Officer and Chief Financial Officer with Washington Mutual, Inc., Commercial Banking Division. From 1993 to 1996, he was Senior Vice President and Chief Financial Officer with West One Bank-Washington. Between 1976 and 1993 he held various chief financial officer and senior level positions with Bank of America (formerly Rainier Bancorp/Security Pacific). Mr. Johnson has a bachelor’s degree in accounting and information systems from Washington State University.

William B. Swint, Chief Operations Officer and Vice President, joined Cutter & Buck in June 2003. Mr. Swint has over thirty years of experience in the apparel industry. From 2000 to 2002, he was a consultant and project manager for Columbia Sportswear, Inc., an outdoor apparel manufacturer. From 1997 to 2000, he was President and Chief Executive Officer of ERB Industries, a marketing and manufacturing company. Between 1983 and 1997, he was Executive Vice President of Operations for Glen Oaks Industries, an apparel manufacturer. Mr. Swint has a master’s degree in business administration from Southern Methodist University and a bachelor’s degree in industrial engineering from the Georgia Institute of Technology.

Theresa S. Treat, Vice President, Human Resources, joined Cutter & Buck in September 2002. Ms. Treat has over twenty years of experience in human resources and organizational development. From 2000 to 2001 she was Vice President of Human Resources at Onvia, Inc. From 1999 to 2000, she was Vice President of Human Resources at Pointshare, Inc. From 1996 to 1999, she served as the Human Resources Director at Nextlink Communications, Inc. From 1990 to 1996, she was Director of Human Resources at Horizon Airlines. Ms. Treat also served as a labor negotiator for employees in the state of Alaska between 1983 and 1990. Ms. Treat has a master’s degree in labor and industrial relations and a bachelor’s degree in industrial and organizational psychology, both from the University of Illinois.

Brian C. Thompson, Vice President and General Manager, Golf, Corporate, Collegiate/Pro Sports, International/Domestic Licensing, joined Cutter & Buck in 1996. Mr. Thompson has over fifteen years experience in sales and operations management. Mr. Thompson has managed the Company’s Corporate business unit since 2001. Between 1999 and 2000, he was Director of Operations. From 1996 through 1999, he held various management positions including Distribution Center Manager and Import Manager. Prior to joining Cutter & Buck, Mr. Thompson held management positions in logistics and distribution. Mr. Thompson earned a bachelor of arts degree with a focus on economics from the University of Washington.

John E. McCullough, Vice President and General Manager, Specialty Retail, joined Cutter & Buck in August 1999. Mr. McCullough has over fifteen years of retail and wholesale management experience. Mr. McCullough has managed the Cutter & Buck Specialty Retail business unit since August 2004. From April 2003 to August 2004, Mr. McCullough held the position of National Business Development Manager. From 1999 until 2003, Mr. McCullough held various positions in the Cutter & Buck Company Store business unit, including Retail Operations Manager and General Manager. Prior to joining the Company in 1999, Mr. McCullough worked as a leasing agent for a The Taubman Company, a mall developer. From 1990 until 1998, he held various management and buying positions with the Texas division of Dillards. Mr. McCullough earned a B.B.A. in marketing from the University of Texas in Austin.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued to (i) all individuals that served as our Chief Executive Officer, (ii) our four most highly compensated executive officers other than the CEO, and (iii) our former Executive Vice President and Manager of SBU Groups, whose disclosure would have been provided but for the fact that he was not serving as an executive officer of Cutter & Buck at the end of the last completed fiscal year, (the “Named Executive Officers”) for employment services rendered to Cutter & Buck during the fiscal year ended April 30, 2005:

	Annual Compensation						Long Term Compensation
						Other	Awards		Payouts
Name and						Annual	Restricted	Securities	All Other
Principal Position	Year	Salary		Bonus		Compensation	Stock Awards	Underlying Options	Compensation
John T. Wyatt	2005	$192,298	(1)	$75,000		$9,798 (2)	$281,000 (3)	80,000	$154	(4)
Chief Executive	2004	$—		$—		$—	$—	—	$—
Officer and President	2003	$—		$—		$—	$—	—	$—
Ernest R. Johnson	2005	$215,582		$35,000		$—	$—	—	$414	(4)
Chief Financial	2004	$201,098		$40,000		$—	$—	24,000	$414	(4)
Officer, Senior Vice	2003	$101,538		$160,000	(7)	$—	$—	30,000	$—
President
William B. Swint	2005	$238,645		$—		$—	$—	—	$774	(4)
Chief Operations	2004	$149,918		$110,000	(5)	$10,700 (6)	$—	30,000	$648	(4)
Officer and Vice	2003	$—		$—		$—	$—	—	$—
President
Theresa S. Treat	2005	$160,431		$10,000		$—	$—	—	$270	(4)
Vice President,	2004	$145,797		$32,000		$—	$—	15,000	$168	(4)
Human Resources	2003	$63,527		$108,750	(7)	$—	$—	5,000	$—
Tom Danowski	2005	$190,522		$5,000		$—	$—	—	$180	(4)
Former Vice	2004	$14,615		$1,500		$—	$—	20,000	$—
President,	2003	$—		$—		$—	$—	—	$—
Marketing(8)
Frances M. Conley	2005	$351,481		$—		$—	$—	—	$251,051	(9)
Former Chief	2004	$382,383		$125,000		$—	$—	—	$1,192	(4)
Executive Officer	2003	$367,711		$187,500	(7)	$—	$63,000	190,000	—
Jim C. McGehee	2005	$82,145		$—		$—	$—	—	$102,525	(11)
Former Executive	2004	$247,332		$25,000		$—	$—	12,000	$432	(4)
Vice President and	2003	$242,556		$218,000	(7)	$—	$—	20,000	$384	(4)
Manager of SBU
Group(10)

(1)             Mr. Wyatt commenced employment with the Company on December 11, 2005.

(2)             This amount includes $2,298 for country club membership dues and $7,500 for temporary housing allowance based on the Employment Agreement between Mr. Wyatt and the Company, dated as of December 11, 2004 and amended on July 5, 2005.

(3)             Named Executive Officers will be entitled to receive any dividends declared on the Company’s common stock, on their shares of restricted stock. During fiscal 2005, 20,000 shares of restricted stock were awarded to Mr. Wyatt upon commencement of his employment. These shares vest equally over a three-year period from the date of his employment. The following amount represents the aggregate number of unvested shares of restricted stock held by the Named Executive Officers as of April 30, 2005, and valued as of that date.

	Shares	Value
John T. Wyatt	20,000	$269,600

(4)             Represents term life insurance premiums.

(5)             This amount represents a $30,000 bonus payment and an $80,000 award (“Cash Award”) under the Company’s retention incentive program. Under this program, Mr. Swint received the Cash Award for service with the Company through October 31, 2004. As a result of a typographical error in the proxy dated September 24, 2004, the bonus amount reported omitted the Cash Award.

(6)             This amount represents a $10,700 payment for relocation expense reimbursement.

(7)             These amounts represent awards under the Company’s retention incentive program. Under this program, the executives received the identified cash award upon their continued employment with the Company over an 18-month period following the date of the award. Awards were paid in March 2004.

(8)             Mr. Danowski terminated employment with the Company on July 31, 2005.

(9)             Ms. Conley terminated employment with the Company on March 15, 2005. This amount represents a $250,000 separation payment based on the Transition Agreement dated as of July 10, 2004 between Ms. Conley and the Company. This amount also includes $1,051 for term life insurance premiums.

(10)       Mr. McGehee terminated employment with the Company on December 31, 2004.

(11)       This amount represents a $102,225 separation payment based on the Separation and Release Agreement dated as of December 9, 2004 between Mr. McGehee and the Company. This amount also includes $300 for term life insurance premiums.

Option Grants

The following table sets forth certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended April 30, 2005:

Option Grants in Last Fiscal Year

Percentage of Total
	Number of Securities	Options Granted
	Underlying Options	to Employees in Fiscal	Exercise	Expiration	Grant Date
Name	Granted	Year	Price	Date	Present Value(2)
John T. Wyatt	80,000 (1)	75%	$14.05	12/13/2014	$532,376

(1)          The option vests in equal one-third amounts on each twelve (12) month anniversary of continuous service to the Company as Chief Executive Officer and President. To the extent not already vested, the options generally become fully vested and exercisable upon a change in control of Cutter & Buck.

(2)          This column represents the present value of the options on the grant date using the Black-Scholes valuation method. The actual value, if any, that an executive officer may realize may be greater or less than the grant date present value set forth in the table. The following assumptions were used in order to determine the grant date present value:

Volatility	.61
Risk-free rate of return	3.56%
Dividend yield	2.0%
Time of exercise	5 Years

Option Exercises and Fiscal Year-End Option Table

The following table sets forth certain information as of April 30, 2005 regarding options held by the Named Executive Officers:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares Acquired	Value	Options at Fiscal Year End		at Fiscal Year End
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John T. Wyatt	—	$—	—	80,000	$—	$—
Ernest R. Johnson	—	$—	46,166	7,834	$438,462	$74,958
William B. Swint	—	$—	25,000	5,000	$219,250	$43,850
Theresa S. Treat	—	$—	18,750	1,250	$178,338	$11,663
Tom Danowski	—	$—	6,666	13,334	$20,465	$40,935
Frances M. Conley	201,887	$2,150,281	—	—	$—	$—
Jim C. McGehee	147,750	$878,039	—	—	$—	$—

Equity Compensation Plans

The following table sets forth, as of April 30, 2005, information related to our equity compensation plans.

	Number of securities to be issued	Weighted-average exercise
	upon exercise of outstanding	price of outstanding	Number of securities remaining
Plan category	options, warrants and rights	options, warrants and rights	available for future issuance
Equity compensation plans approved by security holders	743,651	$8.43	392,765
Equity compensation plans not approved by security holders(A)	60,000	4.11	—
Total	803,651	$8.13	392,765

(A)       On both November 15, 2002 and June 16, 2003, pursuant to the exemption provided in Section 4(2) of the Securities Act, the Company granted options to purchase 30,000 shares of the Company’s common stock to newly hired executives. The options are exercisable at prices of $3.67 and $4.55 per share, respectively, which were the closing prices of the Company’s common stock on the dates of grant. Each option is exercisable for a period of 10 years, subject to earlier termination in the event of a change in the executive’s employment with the Company.

Employment, Severance and Change of Control Agreements

On December 11, 2004, Cutter & Buck entered into an employment agreement with Mr. Wyatt. Under the terms of Mr. Wyatt’s employment agreement, Mr. Wyatt will serve as the Chief Executive Officer and President of Cutter & Buck for an initial term of two years, unless earlier removed. The employment agreement provides that Wyatt will receive an annual base salary of Five Hundred Thousand Dollars ($500,000) and requires Cutter & Buck to provide relocation assistance to Mr. Wyatt of up to Two Hundred Sixty-five Thousand Dollars ($265,000). In addition, the employment agreement calls for Wyatt to receive options to purchase Eighty Thousand (80,000) shares of Cutter & Buck stock and Twenty Thousand (20,000) shares of Cutter & Buck restricted stock. Finally, upon any termination of Wyatt’s employment by Cutter & Buck without cause, or by Wyatt for good reason, the employment agreement calls for Cutter & Buck to pay Wyatt an amount equal to twelve months of his then current base salary in exchange for Mr. Wyatt’s compliance with certain noncompetition covenants. In July 2005, the Compensation Committee approved amendments to the terms of Mr. Wyatt’s employment agreement with Cutter & Buck to (i) increase the maximum amount of temporary living quarters expenses reimbursable by Cutter & Buck to Mr. Wyatt from $2,500 per month to $4,980 per month, effective retroactively from December 11, 2004, and (ii) extend the period for which Mr. Wyatt would be entitled to those reimbursements until the earlier of February 2006 or when Mr. Wyatt secures permanent housing. In connection with these reimbursement payments for temporary living quarters, Mr. Wyatt will be entitled to receive an additional tax gross-up payment from Cutter & Buck so that on a net after-tax basis, the result to Mr. Wyatt would be the same as if all federal, state and local income taxes had not been imposed on the reimbursement payments.

On December 11, 2004, Cutter & Buck entered into a change in control agreement with Mr. Wyatt. Under the terms of that agreement, and conditioned upon the occurrence of the termination of Wyatt’s employment with Cutter & Buck in connection with certain changes in control of the Company, Cutter & Buck may be obligated to pay Mr. Wyatt an amount equal to two hundred percent (200%) of his then current annual base salary. In exchange for any such payment, Mr. Wyatt would be required to comply with certain noncompetition covenants for a period of twenty-four months following Mr. Wyatt’s termination.

FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS

Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders by any of our shareholders (a) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to vote at the annual meeting, and (b) who timely complies with the notice procedures and form of notice set forth below. To be timely, a shareholder’s notice must be given to the Secretary and must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs. To be in proper form, a shareholder’s notice must be in written form and must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or by record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

To be included in our proxy materials mailed to shareholders pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals to be presented at the 2006 annual meeting of shareholders must be received by us at our executive offices at 701 North 34th Street, Suite 400, Seattle, Washington 98103, to the attention of the Secretary, on or before May 27, 2006. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any of our shareholders (i) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders of record on the date for the determination of shareholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth below. To be timely, a shareholder’s notice must be given to the Secretary and must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs. To be in proper form, a shareholder’s notice must be in written form and must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the name and record address of the shareholder, (c) the class or series and number of shares of our capital stock which are owned beneficially or of record by each shareholder, (d) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business, and (e) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER MATTERS

As of the date of this proxy statement, management knows of no other business which will be presented for action at the annual meeting. If any other business requiring a vote of the shareholders should come before the annual meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,
Ernest R. Johnson
Secretary
Seattle, Washington
September , 2005

AUDIT COMMITTEE CHARTER
CUTTER & BUCK INC.
(as approved by the Board on December 3, 2004)

PURPOSE

The purpose of the Audit Committee established by this charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audit processes of Cutter & Buck Inc. (the “Company”) and to maintain the integrity of those processes, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to retain and terminate independent auditors, to review and evaluate the qualification and independence of the Company’s independent auditors, to pre-approve all audit services, internal control-related services and any permissible non-audit services to be performed by the Company’s independent auditors, to oversee the internal control function, to oversee the finance function of the Company (which will include, among other matters, the Company’s investment activities), to monitor the Company’s compliance with legal and regulatory requirements with regard to financial matters, and to provide the Board such additional information and materials as the Audit Committee may deem necessary to make the Board aware of significant matters of a financial nature which require Board attention.

The Audit Committee’s purpose is one of oversight. While the Audit Committee shall have the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors or both as appropriate. In carrying out the Audit Committee’s oversight responsibilities, the Audit Committee shall not be responsible for providing any professional certificate or expert assurance as to the Company’s financial statements or as to the independent auditor’s work.

This Charter is intended to provide a set of flexible guidelines for the effective functioning of the Audit Committee.

MEMBERSHIP

The Audit Committee must be comprised of at least three members of the Board. Such members and a Chairperson of the Committee will be elected and serve at the pleasure of the Board. The members of the Audit Committee shall not be employees or affiliates of the Company and must not have participated in the preparation of the Company’s financial statements during the three years prior to service on the Audit Committee. Each member of the Audit Committee shall be an “independent director,” as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. (“NASD”) and the Securities and Exchange Commission (the “SEC”)(1). Further, each member of the Audit Committee must meet all financial knowledge and experience qualifications required under rules promulgated by the NASD, the SEC or other governing body, including being able to read and

(1)   Notwithstanding the foregoing, the Board may consider whether one director who is not independent and who is not a current employee or an immediate family member of an employee, may under permitted exceptional circumstances, be appointed to the Audit Committee. That appointment may be made for a period of up to two years if the Board determines that membership on the Audit Committee by the individual is required in the best interests of the Company and its shareholders, and the Board discloses, in the Company’s next annual proxy statement, the nature of the relationship and the reasons for that determination. A non-independent director may not act as the Chairperson of the Audit Committee.

understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement at the time of his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must be an “audit committee financial expert,” as that term is defined in the Rules and Regulations of the SEC and the NASD.

RESPONSIBILITIES AND POWERS

The responsibilities of the Audit Committee shall include:

1.                Selecting the independent auditors for ratification by the shareholders;

2.                Reviewing the plan for the audit and related services at least annually;

3.                Reviewing audit results and annual and interim financial statements;

4.                Reviewing a written statement from the Company’s auditors delineating all relationships between the auditor and the Company;

5.                Actively discussing with the Company’s auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

6.                Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

7.                Overseeing the adequacy of the Company’s system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls or other communications regarding any material weakness in internal controls and assess the adequacy of management’s corrective actions.

8.                Overseeing the Internal Control function, including the following:

•        Reviewing and approving the scope and plan in internal control testing.

•        Evaluating the results of internal control test work.

•        Reviewing periodically the effectiveness of the internal audit function.

9.                Meeting privately with management and the independent auditors on a periodic basis to discuss issues and concerns warranting Committee attention, including:

•        The cooperation received by the independent auditors, including access to all requested information.

•        Any instances where management has obtained “second opinions” from other external auditors.

•        Any disagreements with management that, if not satisfactorily resolved, would have caused them to modify their report on the financial statements.

•        Management’s comments regarding the audit.

10.         Working with management to assess compliance with the Foreign Corrupt Practices Act;

11.         Overseeing the Company’s compliance with Securities and Exchange Commission (“SEC”) requirements for disclosure of auditor’s services and Audit Committee members and activities;

12.         Overseeing the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets;

13.         Establishing procedures for receiving, retaining and responding to complaints regarding accounting, internal accounting controls, business practices or auditing matters, including procedures for the confidential, anonymous submission by employees (or former employees) of concerns regarding questionable accounting or auditing matters;

14.         Review and address any concerns regarding questionable accounting or auditing matters;

15.         Periodically reviewing with management and the Board any legal and regulatory matters that may have a material impact on the Company’s financial statements, compliance policies, and compliance programs;

16.         Reviewing potential conflict of interest situations and reviewing and approving any related party transactions;

17.         Annually evaluating the performance of the Audit Committee and taking steps to improve the effectiveness of the Audit Committee in meeting its responsibilities under this Charter; and

18.         Annually reviewing and reassessing the adequacy of this Charter and amending the Charter as appropriate.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

The powers of the Audit Committee shall include, without limitation:

1.                The sole authority to appoint, determine compensation for, retain and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, without the approval of the Board; and

2.                The authority to review and pre-approve all audit services, internal control-related services and permissible non-audit services (except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 202(i)(1)(b) of the Sarbanes-Oxley Act of 2002) to be performed by the Company’s independent auditors, including fees and other terms of such engagement. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services, internal control-related services and permitted non-audit services, provided that the pre-approvals of such Audit Committee member(s) are reported to the full Audit Committee at its next scheduled meeting.

3.                The authority to engage and determine funding for independent counsel and other advisors, as it determines necessary to carry out its duties.

Finally, the Audit Committee shall ensure that the Company’s auditors understand both (i) their ultimate accountability to the Audit Committee, as representatives of the Company’s shareholders, and (ii) the Audit Committee’s ultimate authority and responsibility to select, evaluate determine the compensation for and, where appropriate, replace the Company’s independent auditors (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

CHARTER REVIEW AND AMENDMENT

The Audit Committee will review and reassess the adequacy of this Charter at least once per year. The Audit Committee may modify or amend this Charter and the authority and responsibilities of the Audit Committee set forth herein at any time the Audit Committee desires to do so, subject to the final approval by the Board of Directors. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the SEC, this Charter (as then constituted) shall be publicly filed.

MINUTES AND REPORTING

Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee will report to the Board from time to time, or whenever so requested by the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Shareholders.

MEETINGS

The Audit Committee will meet separately with members of the Company’s financial management team at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the Internal Control Team leader at least quarterly to review the Company’s internal control matters. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors’ examination, the Company’s internal controls report and the independent auditor’s attestation of the report.